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                                                                    EXHIBIT 23.3




                       CONSENT OF ALBERT J. GLADNER, ESQ.




         I hereby consent to the reference to the undersigned under the heading "Legal Matters" as set forth in the Prospectus that is contained in the Registration Statement on Form S-3 filed by Flagstar Bancorp, Inc. and Flagstar Trust with the Securities and Exchange Commission.



 /s/ Albert Gladner
--------------------
 Albert J. Gladner, Esq.
 March 25, 1999